UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 13, 2010

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On August 13, 2010, BPZ Resources, Inc. (“the Company”) held its 2010 Annual Meeting of Shareholders. The following table presents the final voting results for the items that were presented for shareholder approval:

Director	Votes For	Votes Withheld
Mr. Manuel Pablo Zúñiga-Pflücker	64,467,987	1,567,689
John J. Lendrum, III	64,489,983	1,545,693
James B. Taylor	64,321,202	1,714,474

		Votes		Broker
Proposal No. 2	Votes For	Against	Abstentions	Non-votes
Amedment of the 2007 Long-Term Incentive Compensation Plan	49,878,135	15,858,893	298,648	31,415,012

		Votes		Broker
Proposal No. 3	Votes For	Against	Abstentions	Non-votes
Approval of issuance of Common Stock upon conversion of 6.5% Convertible Notes	64,888,640	1,113,852	33,184	31,415,012

		Votes		Broker
Proposal No. 4	Votes For	Against	Abstentions	Non-votes
Ratification of Johnson Miller & Co., CPA’s PC as the Company’s independent public accountants	95,517,817	1,734,859	198,012	—

In summary, the result of the votes on matters submitted to security holders is:

(i)                                     All three nominated directors were elected to serve for respective terms of 3 years;

(ii)                                  The amendment to the 2007 Long-Term Incentive Compensation Plan to increase the number of shares currently reserved for issuance under the plan from 4.0 million to 8.0 million was approved;

(iii)                               The ability of the Company to issue shares of Common Stock, in excess of NYSE limits without shareholder approval, in connection with a the conversion of the 2015 6.5% Convertible Notes was approved; and

(iv)                              The appointment of Johnson Miller & Co., CPA’s PC as the independent auditors for 2010 was ratified.

For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 26, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: August 19, 2010	By:	/s/ Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	Chief Financial Officer

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